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                                                                   EXHIBIT 10.71



                            ADVANCE FORMULA AGREEMENT

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As of February 7, 2001, this Agreement is made between the undersigned borrowers
(collectively, "Debtors") and COMERICA BANK ("Bank"). For and in consideration of the loans and other credit which Debtor may now or hereafter obtain from Bank which are secured pursuant to a certain Security Agreements dated May 27, 1999, ("Security Agreement"), and for other good and valuable consideration, Debtors agree as follows:

1. FORMULA LOANS. The credit which Bank may now or hereafter extend to Debtors subject to the limitations of this Agreement and to the conditions and limitations of any other agreement between Debtors and Bank is identified as follows:


          $33,000,000 secured line of credit


     and any extensions, renewals or substitutions, whether in a greater or lesser amount, including any letters of credit issued thereunder ("Formula Loans").

2. ADVANCE FORMULA. Debtors warrant and agree that Debtors' indebtedness to Bank for the Formula Loans shall never exceed the sum, without duplication, of:

     (a) Eighty five percent (85%) of their Eligible Accounts, as defined below, with respect to which the Account Debtor is an Account Debtor listed on attached Schedule 1 ("OEM Account Debtors"); and

     (b) Eighty percent (80%) of their Eligible Accounts with respect to which the Account Debtor is not an OEM Account Debtor; and

     (c) the lesser of fifty percent (50%) of their Eligible Inventory, as defined below, or Nine Million Dollars ($9,000,000); and

     (d)  the Overformula Amount.

     "Overformula Amount" shall initially mean Ten Million Dollars ($10,000,000). On the first day of each September and March (commencing September 1, 2001), the Overformula

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     Amount shall be decreased by One Million Two Hundred Fifty Thousand Dollars
     ($1,250,000) until its has been reduced to zero; provided that the decrease on September 1, 2001 shall be in the amount of One Million Dollars ($1,000,000) and the last decrease shall be in the amount of One Million Five Hundred Thousand Dollars ($1,500,000).

3. FORMULA COMPLIANCE. If the limitations in paragraph 2, above, are exceeded at any time, Debtors shall immediately pay Bank sums sufficient to reduce the Formula Loans by the amount of such excess.

4. ELIGIBLE ACCOUNT. "Eligible Account" shall mean an Account (as defined in the Michigan Uniform Commercial Code, as amended ("UCC"), but shall not include interest and service charges) arising in the ordinary course of a Debtor's business which meets each of the following requirements:

     (a) it is not owing more than ninety (90) days after the date of the original invoice or other writing evidencing such Account;

     (b) it is not owing by an Account Debtor (as defined in the UCC) who has failed to pay twenty five percent (25%) or more of the aggregate amount of its Accounts owing to Debtors within ninety (90) days after the date of the respective invoices or other writings evidencing such Accounts;

     (c) it arises from the sale or lease of goods and such goods have been shipped or delivered to the Account Debtor under such Account; or it arises from services rendered and such services have been performed;

     (d) it is evidenced by an invoice, dated not later than the date of shipment or performance, rendered to such Account Debtor or some other evidence of billing acceptable to Bank;

     (e) it is not evidenced by any note, trade acceptance, draft or other negotiable instrument or by any chattel paper, unless such note or other document or instrument previously has been endorsed and delivered by Debtors to Bank;

     (f) it is a valid, legally enforceable obligation of the Account Debtor thereunder, and is not subject to any offset, counterclaim or other defense on the part of such Account Debtor or to any claim on the part of such Account Debtor denying liability thereunder in whole or in part;

     (g) it is not subject to any sale of accounts, any rights of offset, assignment, lien or security interest whatsoever other than to Bank;


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     (h)  it is not owing by a subsidiary or affiliate of a Debtor, nor by an
          Account Debtor which (i) does not maintain its chief executive office in the United States of America, (ii) is not organized under the laws of the United States of America, or any state thereof, unless such Account Debtor is a Canadian or Mexican subsidiary of General Motors, Ford or DaimlerChrysler, or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality or other instrumentality thereof;

     (i) it is not an account owing by the United States of America or any state or political subdivision thereof, or by any department, agency, public body corporate or other instrumentality of any of the foregoing, unless all necessary steps are taken to comply with the Federal Assignment of Claims Act of 1940, as amended, or with any comparable state law, if applicable, and all other necessary steps are taken to perfect Bank's security interest in such account;

     (j) it is not owing by an Account Debtor for which a Debtor has received a notice of (i) the death of the Account Debtor, (ii) the dissolution, liquidation, termination of existence, insolvency or business failure of the Account Debtor, (iii) the appointment of a receiver for any part of the property of the Account Debtor, or (iv) an assignment for the benefit of creditors, the filing of a petition in bankruptcy, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against the Account Debtor;

     (k) it is not an account billed in advance, payable on delivery, for consigned goods, for guaranteed sales, for unbilled sales, for progress billings, payable at a future date in accordance with its terms, subject to a retainage or holdback by the Account Debtor or insured by a surety company; and

     (l) it is not owing by any Account Debtor whose obligations Bank, acting in its reasonable discretion based on a belief that the prospects for payment of the Accounts owing by such Account Debtor are impaired, shall have notified Debtors are not deemed to constitute Eligible Accounts.

An Account which is at any time an Eligible Account, but which subsequently fails to meet any of the foregoing requirements, shall forthwith cease to be an Eligible Account.

5. ELIGIBLE INVENTORY. Unless stated otherwise in paragraph 12 below, "Eligible Inventory" shall be valued at the lesser of cost or present market value in accordance with generally accepted accounting principles, consistently applied, and shall mean all of Debtors' Inventory (as defined in the UCC) which is in good and merchantable condition, is not obsolete or discontinued, and which would properly be classified as "raw materials" or as "finished goods inventory" under generally accepted accounting principles, consistently applied, excluding (a) Debtors' work in process, consigned goods, inventory located outside


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     the United States of America, (b) inventory covered by or subject to a seller's right to repurchase, or any consensual or nonconsensual lien or security interest (including without limitation purchase money security interests) other than in favor of Bank, whether senior or junior to Bank's security interest, and (c) inventory that Bank, acting in its sole discretion, after having notified Debtors, excludes. Inventory which is at any time Eligible Inventory, but which subsequently fails to meet any of the foregoing requirements, shall forthwith cease to be Eligible Inventory.

6. CERTIFICATES, SCHEDULES AND REPORTS. Debtors will within ten (10) days after and as of the end of each month (and at such other times as Bank may request), deliver to Bank agings of the Accounts and a schedule identifying each Eligible Account (not previously so identified) and reports as to the amount of Eligible Inventory. Debtors will from time to time deliver to Bank such additional schedules, certificates and reports respecting all or any of the Collateral (as defined in the Security Agreement), the items or amounts received by Debtors in full or partial payment of any of the Collateral, and any goods (the sale or lease of which by Debtors shall have given rise to any of the Collateral) possession of which has been obtained by Debtors, all and as to such extent as Bank may request. Any such schedule, certificate or report shall be executed by a duly authorized officer of Debtors and shall be in such form and detail as Bank may specify. Any such schedule identifying any Eligible Account shall be accompanied (if Bank so requests) by a true and correct copy of the invoice evidencing such Eligible Account and by evidence of shipment or performance.

7. INSPECTIONS; COMPLIANCE. Debtors shall permit Bank and its designees from time to time to make such inspections and audits, and to obtain such confirmations or other information, with respect to any of the Collateral or any Account Debtor as Bank is entitled to make or obtain under the Security Agreement, and shall reimburse Bank on demand for all costs and expenses incurred by Bank in connection with such inspections and audits. Debtors shall further comply with all of the other terms and conditions of the Security Agreement.

8. DEFAULT. Any failure by Debtors to comply with this Agreement shall constitute a default under the Formula Loans and under the Security Agreement and the Indebtedness, as defined therein.

9. AMENDMENTS; WAIVERS. This Agreement may be amended, modified or terminated only in writing duly executed by Debtors and Bank. No delay by Bank in requiring Debtor's compliance herewith shall constitute a waiver of such right. The rights granted to Bank hereunder are cumulative, and in addition to any other rights Bank may have by agreement or under applicable law. This Agreement shall supersede and replace in their entirety any prior advance formula agreements in effect between Bank and Debtors. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Michigan, without regard to conflict of laws principles.


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10.  DEMAND BASIS FORMULA LOANS. Notwithstanding anything to the contrary set forth in this Agreement, in the event that the Formula Loans are at any time on a demand basis, Debtors hereby acknowledge and agree that the formula set forth in paragraph 2 hereof is merely for advisory and guidance purposes and Bank shall not be obligated to make any loans or advances under the Formula Loans, and, notwithstanding the terms of paragraph 3 above, Bank may at any time, at its option, demand payment of any or all of the Formula Loans, whereupon the same shall become due and payable.

11. JURY WAIVER. DEBTORS AND BANK ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS AGREEMENT OR THE INDEBTEDNESS.

12.  SPECIAL PROVISIONS*


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     *None, if left blank.


IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.


Debtors' Chief Executive Office Address:        DEBTORS:

30400 Telegraph Road                            JPE, INC.
Suite 101
Bingham Farms, MI 48025
                                                By: /s/ David L. Treadwell
                                                    --------------------------

                                                     Chairman and Chief
                                                Its: Executive Officer
                                                     -------------------------


                                                BRAKE, AXLE AND TANDEM
                                                COMPANY CANADA, INC.


                                                By: /s/ David L. Treadwell
                                                    --------------------------


                                                Its: Director
                                                     -------------------------







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                                                DAYTON PARTS, INC.


                                                By:   /s/ David L. Treadwell
                                                   -----------------------------
                                                Its:  Chief Executive Officer
                                                    ----------------------------

                                                JPE FINISHING, INC.



                                                By:   /s/ David L. Treadwell
                                                   -----------------------------
                                                Its:  Chief Executive Officer
                                                    ----------------------------


                                                PLASTIC TRIM, INC.



                                                By:   /s/ David L. Treadwell
                                                   -----------------------------
                                                Its:  Chief Executive Officer
                                                    ----------------------------


                                                STARBOARD INDUSTRIES, INC.



                                                By:   /s/ David L. Treadwell
                                                   -----------------------------

                                                Its:  Chief Executive Officer
                                                    ----------------------------



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Accepted and Approved:

COMERICA BANK



By:
         Richard S. Arceci

Its:     Vice President







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                   JPE, Inc. (d/b/a ASC Exterior Technologies)
                            Schedule 1 "OEM Debtors"



DaimlerChrysler Corporation
DaimlerChrysler de Mexico
DaimlerChrysler of Canada
Delphi Automotive Systems
Ford Motor Company
Ford Motor of Canada
Ford Parts & Service
General Motors Corporation (including NAO, CPC, BOC, GMC Truck)
General Motors Service Parts Corporation
General Motors de Mexico
General Motors of Canada
Visteon




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